EXHIBIT 99.1

Renavotio, Inc. (RIII) Announces Surge in Demand

for PPE Inventory;  Provides Shareholder Updates and Focuses its  Efforts on Completing its SEC Filings

Tulsa, OK- (Newsfile Corp. – January 14, 2022) – Renavotio, Inc. (OTCQB: RIII) (the “Company”), an infrastructure investment company focused on opportunities in medical protective equipment, 5G, ISP, utility construction, utility management, IoT, water, waste management technology, and related industries, announced  the recent surge in demand for PPE products as a result of the Covid variants rapid spread, which has created demand for the Company's inventory in PPE products. The Company’s Inventory of medical gloves and gowns are being readied for shipment  along with balance of the recently announced sale of its gloves to an overseas purchaser. Once completed, these sales will  allow the Company to pay down  the recently completed agreements on its remaining convertible debt and provide working capital for operations for 2022.

The Company continues to focus its  efforts, along with its auditors, Marcum, LLP,  to complete Marcum’s  reaudit of the Company’s 2020 fiscal year as well as complete its 2021 fiscal year audit, in addition to   the Company completing its third quarter Form 10-Q for review procedures by the Company’s auditors.  The Company’s recent asset appraisals, acquisition valuations and planned debt refinancing  into  more conventional and long term debt is ongoing.  The 2020 fiscal year reaudit to be included in the 2020 amended Form 10-K and third quarter Form 10-Q for the period ending September 30, 2021 SEC filings are subject to  the shortened OTC Markets Extension Request deadline of January 14, 2022  and will not be met. The Company is diligently pursuing the completion of the foregoing filings  and fully expects to be compliant and to reapply for its  OTCQB status by the original February deadlines.

Renavotio’s wholly owned subsidiaries,  Utility Management & Construction, LLC (“UMCCO”), has been  notified by US Federal Contractors Registration of receiving  its Federal Cage Code, now permitting it to  bid on infrastructure and utility management projects as they become available from the Federal Government. Our order of  8 new trucks coupled with  planned  reconditioning all our  ditching and excavating equipment  will allow us to put 4 fiber installation crews in position to deploy as bidding opportunities becomes available.  Current bidding parameters show that each crew potentially could generate up to $2,500 per day in expected work this year.

“As much as not meeting the OTC Markets deadline is a short term setback, it has not changed our goals to  emerge with completed financials, to sell all of our PPE inventory, reduce debt, obtain  new trucks and recondition our equipment to take advantage of the opportunities in front of us. We will aggressively capitalize on these as they develop”  said William “Billy” Robinson, CEO of Renavotio.

1

About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com.

For additional information on Renavotio, please visit: www.renavotio.com.

To receive Renavotio updates via e-mail, subscribe at https://renavotio.com/contact/

Renavotio is on Twitter. Sign up to follow @Renavotio at http://twitter.com/Renavotio.

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. . Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, markets and other conditions, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, results of operations, and whether the Company will be successful in its  goals stated herein.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

brobinson@renavotio.com

Telephone: 1-888-928-1312

2